SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2011

ANOTEROS, INC.
 (Exact name of Company as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
24328 Vermont Ave. #300 Harbor City, CA 90710
(Address of principal executive offices)
Phone: (310) 997-2482
(Company’s Telephone Number)

Copy of all Communications to:
Carrillo Huettel, LLP
3033 Fifth Avenue, Suite 400
San Diego, CA 92103
Phone: 619.546.6100
Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ANOTEROS, INC.
Form 8-K
Current Report

ITEM 1.01                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Credit Line Agreement

On October 7, 2011, Anoteros, Inc., a Nevada corporation, (the "Company") executed a Credit Line Agreement (the "Credit Line") with South Bay Capital (the “Lender”). Under the terms of the Credit Line, the Company may borrow, from time to time, up to the principal amount of $370,000 until September 15, 2013 the Maturity Date (“Maturity Date”). The annual interest rate of the Credit Line is 8%. The Credit Line contains customary events of default, including, among others, non-payment of principal and interest and in the event the Company is involved in certain insolvency proceedings. In the event of a default, all of the obligations of the Company under the Credit Line may be declared immediately due and payable.  On the election of Lender, the outstanding principal and accrued interest may be repaid either in cash or the Lender shall have the right to convert all or any portion of the outstanding principal amount and accrued interest into fully paid and non-assessable shares of Company’s common stock.

The above description of the Credit Line is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein, a copy of the Credit Line is filed as Exhibit 10.1 to this Current Report on Form 8-K (the "Current Report") and is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

10.1           Credit Line Agreement between Anoteros, Inc. and South Bay Capital, executed October 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ANOTEROS, INC.
Date: October 7, 2011	By: /s/ Michael J. Sinnwell, Jr.
Michael J. Sinnwell, Jr.
President and Chief Executive Officer